Exhibit 99.1

FOR IMMEDIATE RELEASE

AMY WENDELL JOINS EKSO BIONICS BOARD OF DIRECTORS

Ekso Bionics adds former Covidien Senior Vice President as company builds momentum in healthcare sector

RICHMOND, CA, April 8, 2015 – Ekso Bionics Holdings, Inc. (OTCQB: EKSO) today announced that Amy Wendell, former Senior Vice President, Strategy and Business Development of Covidien, global health care products company and manufacturer of medical devices and supplies, has been elected to Ekso Bionics’ board of directors.

“At Covidien, Amy Wendell presided over an impressive acquisition strategy, acquiring more than 100 companies with leading edge technologies across many healthcare sectors. She has combed through an incredible number of growth strategies and understands the ones that really make sense,” said Nathan Harding, chief executive officer and co-founder. “We look forward to benefiting from Amy's operational and product management experience as well as her strategic acumen.”

“We were dedicated to finding a board member with all of the attributes that Amy Wendell embodies for over a year now and we are proud to welcome such an exceptional individual,” said Steven Sherman, Ekso Bionics’ chairman. “I am confident that Amy is going to make a significant and positive impact on our company.”

“I have a long time interest in medical device technology and, perhaps even more, the process of guiding innovative companies to make a positive impact in people’s lives, hit business milestones and expand into new markets.” said Amy Wendell, a 29 year veteran at Covidien. “I am excited by what Ekso Bionics has begun to accomplish and I am honored to be joining their board.”

Since 1986, Amy Wendell has served in a range of leadership positions at Covidien, formerly known as Tyco Healthcare/Kendall, where she led the company's strategic planning and portfolio management functions, as well as all business development initiatives including M&A, integrations, equity investments, divestitures, licensing, distribution, and market intelligence. Amy received a bachelor’s degree from Lawrence Institute of Technology (Mich.) and a master’s degree in biomedical engineering from the University of Illinois.

Wendell’s appointment increases the size of Ekso Bionics’ board of directors to seven.

About Ekso Bionics

Since 2005, Ekso Bionics has been pioneering the field of robotic exoskeletons, or wearable robots, to augment human strength, endurance and mobility. The company’s first commercially available product, called the Ekso GT robotic exoskeleton is intended to enable individuals with weakness or paralysis of the lower limbs, such as from spinal cord injury (SCI), stroke, and other conditions causing lower extremity weakness, to perform ambulatory functions such as gait training in rehabilitation institutions. By designing and creating some of the most forward-thinking and innovative solutions for people looking to augment human capabilities, Ekso Bionics is helping people rethink current physical limitations and achieve the remarkable.

Ekso Bionics is headquartered in Richmond, CA and is listed on the OTC QB under the symbol EKSO. To learn more about Ekso Bionics please visit us at www.eksobionics.com

Facebook: www.facebook.com/eksobionics
Twitter: @eksobionics
YouTube: http://www.youtube.com/user/EksoBionics/

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

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Media Contact:
Heidi Darling, Director of Marketing Communications
Phone: 415.302.4777
hdarling@eksobionics.com

Investor Contact:
John Graziano, The Trout Group

Phone: 646.378.2942

jgraziano@troutgroup.com